U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                  CLIXTIX, INC.
                 (Name of Small Business Issuer in Its Charter)

           New York                             7990                        13-3526402
 (State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)         Classification Code)           Identification Number)





                           SUITE 1807 - 1501 BROADWAY
                        NEW YORK, NY 10036 (212) 768-2990
   (Address, Including Zip Code, and Telephone Number, including Area Code, of
                        Registrant's Executive Offices)

                                 PHYLLIS MAXWELL
                                C/O CLIXTIX, INC.
                           SUITE 1807 - 1501 BROADWAY
                        NEW YORK, NY 10036 (212) 768-2990
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                        Copies of all correspondence to:
                              JOSEPH SIERCHIO, ESQ.
                  EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS, P.C.
                                845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                             -----------------------
APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as
practicable after this registration statement becomes effective.
                              --------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective
Registration Statement  for  the  same  offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the
same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration
Statement for the same offering.  [   ]
If  delivery  of  the  Prospectus  is  expected to be made pursuant to Rule 434,
 please check the following box.  [   ]

                                                    CALCULATION OF REGISTRATION FEE
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Title Of Each Class Of Securities   Number of Shares To Be   Proposed Maximum         Proposed Maximum            Amount of
To Be Registered                    Registered               Offering Price Per       Aggregate Offering          Registration
                                                             Share                    Price                       Fee (1)
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Common Stock, $.0001 par            1,341,200                $0.02                    $26,824                     $2.47
value
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------

 (1)     Calculated  in  accordance  with  Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                                  CLIXTIX, INC.

                                1,341,200 SHARES

                                  COMMON STOCK
                           --------------------------

          We have prepared this prospectus to allow Phyllis Maxwell, our President, director and stockholder (the "Selling Shareholder") to use a "shelf" registration process to sell up to 1,341,200 shares of our common stock which were previously acquired in a private transaction. We will receive no proceeds from the sale of these shares.

         The minimum number of shares that an investor may purchase is 1000. There is no trading market for our common stock; it is not listed on any national securities exchange, the Nasdaq stock market, or the over the counter market. Since we do not qualify for a listing on the Nasdaq stock market or other national exchange, following the offering, if a trading market were to develop for our common stock, it would most likely be on the NASD's Over the Counter Bulletin Board market.

         The Selling Shareholder is offering the shares on a no minimum basis. This means that a minimum number of shares do not need to be sold before the Selling Shareholder has access to the proceeds.
                              --------------------

           See "Risk Factors" beginning on page 6 for a discussion of risks to consider before purchasing our common stock.
                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------------------------------------------------------------------------------------
                           Price to the Public(1)     Maximum           Proceeds to the Selling
                                                      Commissions       Shareholder
------------------------------------------------------------------------------------------------------
Per Share                             $0.02              -0-                   $0.02
------------------------------------------------------------------------------------------------------
Total 1,341,200 Shares             $26,824.00            -0-                  $26,824
------------------------------------------------------------------------------------------------------
(1)      The Selling Shareholder is offering the shares on a no minimum basis.

             The date of this prospectus is ________________, 2002.

                            TABLE OF CONTENTS

Prospectus Summary.....................................................5
Risk Factors...........................................................6
Cautionary Note Regarding Forward-Looking Statements ..................8
Use of Proceeds........................................................9
Determination of Offering Price........................................9
Dilution..............................................................10
Plan of Distribution .................................................10
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.................................13
Business .............................................................18
Legal Proceedings.....................................................22
Management............................................................22
Executive Compensation................................................22
Principal Shareholders................................................23
Selling Shareholders..................................................24
Description of Capital Stock..........................................25
Limitation of Liability and indemnification matters ..................26
Interest of Named Experts and Counsel.................................27
Legal Matters.........................................................27
Experts...............................................................27
Where You Can Find Additional Information.............................27
Index to Financial Statements.........................................29

                               PROSPECTUS SUMMARY

         This summary contains significant information about us and the offering. You should read the entire prospectus, including the section titled "Risk Factors" and our financial statements and the related notes, before deciding to invest in our common stock.

Clixtix, Inc.

         Our company through our wholly owned subsidiary, Maxwell Group Entertainment, Inc., purchases tickets for Broadway and Off-Broadway productions for groups of 20 or more in New York. We offer tickets for those productions which meet certain criteria such as critical acclaim, wide audience appeal and significant content and entertainment.

         We also provide our customers with general information and recommendations on the various productions and theatre events based upon suitability for each client, critical reviews and word of mouth.

         Our offices are located at 1501 Broadway, New York, New York 10036. Our telephone number at our corporate offices is (212) 768-2990.

The Offering

Common  stock  offered  by                 1,341,200 shares
Selling Shareholder


Common  stock  to  be  outstanding         10,228,000 shares
after  this  offering

Use of proceeds                            None of the proceeds from the sale of
                                           the common stock offered by
                                           this prospectus will be
                                           received by us.

Term of Offering                           The Selling Shareholder may commence
                                           offering shares for sale in
                                           accordance with this prospectus
                                           following the effective date of the
                                           Prospectus and may continue to offer
                                           for a period of 12 months thereafter.

                                  RISK FACTORS

         You should consider carefully the following risks before you decide to buy our common stock. Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks.

Our past revenue growth may not continue in the future which would materially and adversely affect our profit levels.

         Although we experienced revenue growth in recent years, for the year ended December 31, 2001, our revenues declined by 15% compared to the year ended December 31, 2000. The prediction of our future results is difficult and, therefore, our past revenue growth should not be taken as an indication of any growth that can be expected in the future.

         To the extent that revenues do not grow at anticipated rates, or that we are unable to secure or retain large contracts similar to those obtained in prior periods, our business, results of operations and financial condition would be materially and adversely affected because our profit levels will decline.

Our sales will not increase as anticipated if acceptance of the internet does not occur.

         Currently, only a small portion of our customers are solicited by internet. Our company is listed as a source for group tickets on 5 web sites. Our growth strategy is based in part on the premise that a significant portion of the theatre-going public will seek to obtain tickets via the Internet. As such, our success in expanding our business depends upon the widespread acceptance of the internet as a key source for additional customers. If acceptance of the internet does not occur, or if it occurs more slowly than expected, our sales will not increase at the levels anticipated or may not increase at all.

Internet access problems and failures could decrease the rate of our future growth.

         We currently solicit only a small portion of our sales via the internet. Our services are currently listed on 5 web sites and approximately 400 search engines. Any persistent problems, failures or disruptions on those web sites or on Internet access provided by third parties in general could prevent the execution and success of our growth strategy.

Our long term liquidity and capital resources are uncertain which may adversely affect our ability to continue our operations in the future.

         In the event that our cash reserves are depleted, we may need to seek additional capital. If we do, there can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our long term requirements. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to continue our operations may be adversely affected.

We may not be able to compete successfully against current and future competitors.

         We, through our wholly owned subsidiary, currently compete with at least 17 companies in the New York City area, who provide services similar to ours. Many of these, such as TDI, now a division of Broadway.com, and the Shubert and Nederlander Theatres, may have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. We can not provide assurance that we will have the financial resources or the technological expertise to successfully meet this competition.

Subscribers to the offering will have little or no influence on matters requiring shareholder approval because we are controlled by our officers, directors and entities affiliated with them who will be able to control all matters requiring shareholder approval.

         Phyllis Maxwell, our President, currently owns 73% of our issued and outstanding shares of common stock. Following this offering, if all of the shares offered are sold, Mrs. Maxwell will own 60% of our issued and outstanding shares of common stock. Mrs. Maxwell will still be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

Our future performance is dependent on our ability to retain key personnel, the loss of which would adversely affect our success and growth.

         Our performance is substantially dependent on the performance of our senior management and sales personnel. In particular, our success depends on the continued efforts of our president, Phyllis Maxwell and our vice president, Mr. Richard Kelley. Mrs. Maxwell has 23 years of experience and a strong relationship with box office personnel and customers. Mr. Kelley has over thirty years of experience as a company manager and theatre treasurer and he has an extensive knowledge of theatre. Both Mrs. Maxwell's and Mr. Kelley's knowledge of theatre and reputation are sought by clients. The loss of the services of either Mrs. Maxwell or Mr. Kelley could have a material adverse effect on our business, results of operations and financial condition as commission revenues would most likely dramatically decline. Neither we nor our wholly owned subsidiary have employment agreements in place with our senior management or key employees.

Our management  is  inexperienced  in  managing a public company.

         Our current management has had only limited experience managing a public company or a large operating company. There can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth effectively could have a material adverse effect on our future success.

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares and the penny stock rules.

         There is no current trading market for our shares and there can be no assurance that a trading market will develop, or, if a trading market does develop, that it will be sustained. To the extent that a market develops for our shares at all, they will likely appear in what is customarily known at the "pink sheets" or on the NASD Bulletin Board, which may limit their marketability and liquidity.

         In addition, holders of our common stock may experience substantial difficulty in selling their securities as a result of the "penny stock rules," which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

Future sales of shares by us may reduce the value of our stock.

         The total amount of shares covered by this prospectus represents approximately 13% of our outstanding shares on the date of this prospectus. If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline.

The offering price of our shares was arbitrarily determined by the Selling Shareholder and thus, is not an indication of the stock's valuation.

         Prior to this offering, there has been no public trading market for our shares. Until such time as our shares are traded on a market or securities exchange, our Selling Shareholder will offer and sell our common stock at a price of $.02 per share. Once traded on a market or securities exchange, the offering price of our common stock will be determined by market factors.

         The offering price of our shares in this offering has no relationship to any established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by the Selling Shareholder were the proceeds to be raised by the offering and the lack of trading market.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

         These  forward-looking  statements  include statements about:

   o  our market opportunity;
   o  our strategies;
   o  competition;
   o  expected  activities  and expenditures as we pursue our business plan; and
   o  the  adequacy  of  our  available  cash  resources.

         These statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and (iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

         The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering.

         The accompanying information contained in this prospectus, including the information discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

                                 USE OF PROCEEDS

         The shares are being offered by this Prospectus on behalf of the Selling Shareholder on a no minimum basis. None of the proceeds from the sale of the common stock offered by this prospectus will be received by us. The Selling Shareholder will have access to the proceeds as they are received.

         If the 1,341,200 shares offered are sold, the gross proceeds of this offering will be $26,824. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $20,000. We will be responsible for paying all the offering expenses. These expenses will be paid from our working capital.

         Except as described in this prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

                       DETERMINATION OF THE OFFERING PRICE

          Our common stock is presently not traded on any market or securities exchange. Until such time as our shares are traded on a market or securities exchange, the Selling Shareholder must offer and sell our common stock at a price of $.02 per share. Once traded on a market or securities exchange, the offering price of our common stock will be determined by market factors.

         The offering price has no relationship to any established criteria or value, such as book value or earnings per share. The factors considered in determining the offering price were the lack of trading market and the proceeds to be raised by the offering.

         We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

                                    DILUTION

         The common stock to be sold by the Selling Shareholder, which is all of the common stock being offered pursuant to this prospectus, is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder is offering 1,341,200 shares of common stock offered through this prospectus. The shares of common stock may be offered and sold from time to time by the Selling Shareholder or by her transferees, pledgees, donees or their successors pursuant to this prospectus. If all of the shares offered by the Selling Shareholder are sold in this offering, 6,136,800 shares will be held by the Selling Shareholder upon termination of any such sales.

         Until our shares of Common Stock are traded on a market or securities exchange, the shares offered by this prospectus on behalf of the Selling Shareholder and her pledgees, donees, transferees or other successors in interest, may be sold from time to time directly by the Selling Shareholder at a price of $.02 per share. Once our shares of Common Stock are traded on a market or securities exchange, the Selling Shareholder may sell the shares in the over-the-counter markets or otherwise, at market prices or at negotiated prices. She may sell shares by one or a combination of the following:

   o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
   o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
   o privately negotiated transactions

         In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated prior to the sale. The Selling Shareholder and any broker-dealers which participate in the distribution may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

         If the Selling Shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, a prospectus supplement, if required pursuant to the Securities Act, setting forth:

   o  the name of each of the participating broker-dealer,
   o  the number of shares involved,
   o  the price at which the shares were sold,
   o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,
   o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
   o  any other facts material to the transaction.

         The Selling Shareholder and any broker-dealers participating in the distributions of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the Selling Shareholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

         We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the Selling Shareholder. There can be no assurance that the Selling Shareholder will sell any or all of the offered shares. We have made a commitment to the Selling Shareholder that we will keep the Registration Statement current for up to one year following the effective date of such Registration Statement including, but not limited to, the filing of supplements disclosing the number of shares sold in the offering.

         Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable cooling off periods prior to the commencement of such distribution. Also, the Selling Shareholder is subject to applicable provisions which limit the timing of purchases and sales of our common stock by the Selling Shareholder.

         We have informed the Selling Stockholder that, during such time as she may be engaged in a distribution of any of the shares we are registering by this Registration Statement, she is required to comply with Regulation M. Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a distribution as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a distribution participant as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the Selling Shareholder that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Penny Stock Regulation. Shares of our common stock are subject to the rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

   (1) a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
   (2) a description of the brokers or dealers duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;
   (3) a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
   (4)  a toll-free telephone number for inquiries on disciplinary actions;
   (5) definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
   (6) such other information and in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

         Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

   o   the bid and offer quotations for the penny stock;
   o the compensation of the broker-dealer and its salesperson in the transaction;
   o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
   o monthly account statements showing the market value of each penny stock held in the customers account

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchasers written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes to those financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those discussed under "Risk Factors" and elsewhere in this prospectus.

Overview

         We, through our wholly-owned subsidiary, provide services for groups who are interested in attending New York's Broadway and Off-Broadway productions. We are licensed by the City of New York to resell tickets to Broadway and Off-Broadway theatre performances. Typically, we buy group tickets on behalf of a customer group (usually a minimum of 20 persons) and our fee is paid, with limited exceptions by the theatre. These exceptions include Saturday night tickets, certain holiday periods or if the group falls below 20 persons, in which case the fee is paid by the customer. On occasion, as a special service for group customers, for an additional fee, as few as two or four tickets may be purchased.

         Revenue is not recognized by us until the date an invoice is generated. Generally, our sales and billing process is as follows:

         A customer will contact us regarding the availability of theatre tickets. We will then contact the box office by phone regarding the customer's inquiry. If the ticket availability is satisfactory to the customer, we will send a written confirmation to the theatre detailing the show date and number of tickets needed. Once we receive the signed confirmation back from the theatre, we send the customer an invoice that details the price of the tickets. The price is fixed and determinable. Upon our receipt from the customer of the non-refundable amount due per the invoice, we will immediately remit the funds to the respective show's box office. At that time, we have completed our work necessary to earn our fee from the theatre. After the funds are received by the box office, it sends the tickets to the customer. Our fee is delivered to us by the theatres after the date of the show's performance. Our fee is 9.45% of the ticket price.

         Box offices tend not to pay commission or give discounted ticket prices for holiday and weekend performances. If customers wish to purchase tickets for these periods, we may charge a commission that is, in that case, included in the invoice amount. As such, in those instances, we receive our commission before the date of the performance.

         Despite the events that followed September 11, 2001, including the cancellation of all Broadway performances for 3 days and the premature closing of certain productions, during the year ended December 31, 2001 we did not sustain any significant losses due to cancellation of performances. Generally, the closing of any one show will not have a material effect on our revenue stream, since each fee is based on a specific date of performance. When productions close after a long theatre run, they tend to announce the closing dates well in advance of the last performance. Immediately following September 11, 2001, Broadway productions were cancelled for 3 days and many of our clients cancelled or postponed trips to New York. However, we were successful in minimizing any losses to us by reselling those tickets to other clients. The ticket holders of the shows that were cancelled in the days following September 11, 2001 either received a refund or tickets for a later date.

         We have been in operation since April 1988. Prior to 1989, Mrs. Maxwell operated the same business as a sole proprietorship.

         During 2001, we conducted a public offering in which we offered and sold 1,000,000 shares of common stock at a price of $0.05 per share for total consideration of $50,000. Such proceeds were to be utilized to substantially expand our website, implement new marketing programs, and for the general expansion of our business through the greater use of the internet as described below.

         We had planned to inaugurate an Internet based marketing program that would enable American ticket buyers who plan to visit other English speaking countries to buy their tickets before leaving the United States and make information on these venues readily available. The plan was also to enable global buyers of individual tickets to purchase their tickets for Broadway and Off-Broadway by the Internet before leaving for New York. All theatre information is currently on our web sites for groups. The same information for present and future shows would be necessary information for theatre goers to plan their visits to New York.

         We had also been looking into the possibility of establishing an email ticket distribution system to be organized between us, one of the ticket sellers (eg. Ticketmaster or Telecharge) with the cooperation of specific producers of shows to have discounts and seat availabilities. This plan was in the formative state and development had not begun. We had not initiated any discussions with ticket sellers or producers.

         We had also been exploring the organization of a hit theatre ticket club for individual tickets to be sold on a subscription basis that would allow ticket buyers in the New York area to buy 2 or 4 tickets in advance of the theatre season. This plan has been successful when sold by New York institutional theatres, touring companies and specific markets other than New

York. This plan would enable buyers to select three or four shows from different producers rather than one theatre or one subscription house.

         We had initially planned to develop all of the projects described above. However, based on the events of September 11, 2001 and the subsequent negative effects on the business and economic condition in New York City and specifically, on the theatre industry, we have decided to focus our efforts on our original business practice.

         We are currently on five web sites (two of our own and three others where we are listed as a source for group Broadway ticket sales) and on approximately 400 search engines in the category of Broadway shows/Theatre Group Sales Agency Entertainment. It is our intention to continue to be listed on every possible search engine.

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
RESULTS OF OPERATIONS

         For the year ended December 31, 2001, we had a net loss of $5,534 compared to a net loss of $30,517 for the year ended December 31, 2000, a decreased loss of 82%. Although our commission revenues decreased by 15% from $268,882 for the year ended December 31, 2000 to $228,009 for the year ended December 31, 2001, our general and administrative expenses also decreased by 22% from $307,696 for the year ended December 31, 2000 to $241,114 for the year ended 2001. The decrease in commission revenues for the year ended December 31, 2001 was largely attributed to the devastating effects of September 11, 2001.

         The events of September 11, 2001 had severe negative effects on the business and economic condition in New York City and specifically, on the theatre and tourism industries.

         In the months following September 11, 2001, Broadway shows, the crux of our business activity, felt the impact severely. Several shows closed prematurely and others played to lower capacity. As a result of the closing of productions and the decline of tourism in New York City, we suffered cancellations of bookings in the last two quarters of 2001.

         Many tour operators who comprise a significant portion of our clients, experienced cancellations of previously booked trips and were unable to book additional trips to New York City for apprehensive customers. As a result, the tour operators were hesitant to schedule additional trips for 2002 until the anxiety and disorder dissipated. In an effort to minimize any losses resulting from tickets assigned to clients who cancelled their trips, we resold those tickets to other clients.

         Our general and administrative expenses which decreased by 22% for the year ended December 31, 2001 include but are not limited to officers' compensation, salaries and wages, employee benefit programs, consulting expenses, professional fees, travel and entertainment, rent and other office expenses. The $66,582 decrease in our general and administrative expenses for the year ended December 31, 2001 can in part be attributed to the $46,000 decrease in our officers' compensation expense from $98,000 for the year ended December 31, 2000 to $52,000 for the year ended December 31, 2001. This decrease can be attributed to the fact that Mrs. Maxwell, our President, was paid a salary of $48,000 and did not draw a bonus during this year, as compared to the year ended December 31, 2000 in which Mrs. Maxwell drew a salary of $48,000 and a bonus of $50,000. As a result, payroll taxes decreased by 27% in 2001 from $13,949 for the year ended December 31, 2000 to $10,238 for the year ended December 31, 2001.

         Our travel and entertainment expenses for the year ended December 31, 2001 increased by approximately $7,066, or 60%, from $11,874 in the year ended December 31, 2000 to $18,940 in the year ended December 31, 2001. The travel and entertainment expense is a discretionary account and varies from year to year. Until September 11, 2001, there had been an increase in show openings, which we attend on a routine basis. In addition, we conducted additional promotion including the entertainment of several buyers who were engaged in long term planning. These factors contributed to the increase in our travel and entertainment expense.

         In 2000, we incurred additional costs in connection with the preparation and filing of an initial public offering registration statement. Total costs incurred during 2000 by us for the offering were $45,000, including the issuance of common stock to our legal counsel. Our professional fee expenses for the year ended December 31, 2001 decreased by $15,274 from $44,000 for the year ended December 31, 2000 to $28,726 for the year ended December 31, 2001. The professional fees incurred in the year ended December 31, 2001 were also in connection with our public offering and registration statement as well as the preparation and filing of our periodic reports.

         During 2000 we retained a computer consultant to update and improve our computer system. As such, for the year ended December 31, 2001, our consulting expenses decreased by 79% from $12,803 in the year ended December 31, 2000 to $2,715 for the year ended December 31, 2001.

         In the year ended December 31, 2001, we had interest income of $5,219 compared to an interest income of $4,449 in 2000, an increase of $770 or 17%. The interest is earned on our cash reserves.

         Our income tax benefit for the year ended December 31, 2001 decreased by $1,496 or 39% from $3,848 in 2000 to $2,352 in 2001. Our income taxes are calculated based on the prescribed statutory rates based on our income before taxes for the specific period.

LIQUIDITY AND CAPITAL RESOURCES

         Despite the $50,000 in proceeds that we received from our public offering in 2001, we ended 2001 with a cash position of $19,365. For the year ended December 31, 2001, we had a cash flow from operating activities of ($35,919) compared to a cash flow from operating activities of $21,192 for the year end December 31, 2000. The reduction in cash flow for the year ended December 31, 2001 can be attributed to the reduction of $64,898 in cash received from customers in 2001 as compared to in 2000. This is due to the reduction in business in the months following the events of September 11, 2001. However, by year end we felt the demand for theatre tickets begin to stabilize. As such, we feel that our present cash flow is sufficient to satisfy our current requirements through the year ended December 31, 2002.

         However, we may require significant additional financial resources for future expansion, especially if the expansion is effected through the acquisition of related businesses. It is not possible to quantify what amount may actually be required. Although the demand for our services seems to have stabilized, there is no assurance that this level of business will continue throughout 2002. If needed, we may seek to obtain the financing through additional public or private equity offerings. If we are unable to generate the required amount of additional capital, our ability to implement any expansion strategies may be adversely affected. No specific plans exist for a financing at this time.

VARIABLES AND TRENDS

         We have been conducting the same type of business activities for over 12 years. Key variables in our industry are caused by the lack of popularity or attraction of certain productions. However, as a general matter, the demand to see Broadway and Off-Broadway productions has been constant. Successful shows are enjoying a longer run time (i.e., Cats ran for 18 years and Miss Saigon ran for 9 years as of December 2000) and prior to September 11, 2001, more people had been going to see theatrical productions.

         In addition, there is a current trend of large, well financed companies such as Disney, Clear Channel, Fox Theatricals and Dadger Theatricals furnishing productions backed by substantial promotion dollars. In fact, Disney is currently presenting three productions on Broadway and Clear Channel has produced two productions with more scheduled in the coming season.

         Our revenue stream is affected by the influx of tourism into New York City and is directly dependent upon attendance levels at Broadway shows. The terrorist attacks on the World Trade Center on September 11, 2001 have had a severe impact on the economic situation in New York City, especially with respect to tourism and theatre. There have been several advertising campaigns undertaken as well as promotions at many of the city's hotels and restaurants in an effort to encourage tourism and theatre attendance in New York City, which have been successful. However, there is no assurance that the levels of tourism and theatre attendance will return to their normal levels in the near future. Continued low levels of tourism and theatre attendance would have adverse effects on our business.

         New theatres and the "rebirth" of the Time Square area of New York City as well as the subsequent tourist increase had promised more interest and business in theatre. Assuming that the level of tourism and theatre attendance continues to increase, all of these influences, changes and product development taking place including the changes in Times Square, the participation of the business giants and the promotion of all of live entertainment and the new theatres and restoration of several elegant historic showplaces can only affect us positively. Lion King (Disney) has been playing to 101% (standing room) capacity for 4 years as of November. Cats and Miss Saigon closed after 17 years and 10 years, respectively. The longevity of several of the other shows (i.e., Les Miserables, Phantom of the Opera and Chicago) have the potential to make for a solid future for Broadway and Off-Broadway.

         The trauma of September 11, 2001 affected the economic life of New York City in many aspects. The theatre industry felt an impact as many shows closed prematurely and others played to lower capacity. Some productions postponed their openings until Spring 2002 and Fall 2002, cutting down the number of new productions available for sale. By the end of 2001, the demand for theatre tickets seemed to stabilize. However, it is unclear whether such demand will continue given the generally unstable economic and political climate.

         We currently employ a total of four employees of which are two are full time, one is part time and one serves as a consultant. We may need to hire additional employees during the year ending December 31, 2002 if our needs and resources permit.

                                    BUSINESS

Overview

         We were incorporated under the name Phyllis Maxwell's Groups, Inc. in New York on April 18, 1989. On August 31, 2001, we filed a Certificate of Amendment changing our name to Clixtix, Inc.

         Our wholly owned subsidiary, Maxwell Group Entertainment, Inc., was incorporated under the laws of New York on August 3, 2001.

         On August 31, 2001, we and our subsidiary entered into an Agreement and Plan of Reorganization (the "Agreement"). Under the terms of the Agreement, we sold to our subsidiary all of our tangible and intangible assets appearing on our Balance Sheet as of June 30, 2001 and our subsidiary assumed all of the liabilities appearing on our Balance Sheet as of June 30, 2001 in consideration for 100 shares of our subsidiary's common stock, which constitutes all of the issued and outstanding stock of our subsidiary.

         Neither we nor any of our related companies have ever undergone bankruptcy, receivership, or similar proceeding.

Our Services

         Our company, through our wholly-owned subsidiary, provides services for groups who are interested in attending New York's Broadway and Off-Broadway productions. We purchase group tickets from New York City theatres for certain Broadway and Off-Broadway productions for our clients at box office prices. We select those shows from all of the ongoing productions, that meet certain customer criteria, such as critical appreciation, audience appeal, significant content and entertainment.

         We also provide our customers with information and recommendations on the various productions and theatre events. We inform our clients of what is expected in the upcoming seasons, an important service for customers who must plan ahead, as much as a year in some cases.

Our Current Sources of Revenues

         With the exception of Saturday evening or some holiday performance periods, our clients do not pay a fee for our services. All fees are paid by the respective theatres from which the tickets are purchased. A group consists of a minimum of 20 people. If the number in the group falls below 20 people, a fee is charged to the customer. All fees for 20 or more tickets are paid by the respective theatres from which the tickets were purchased. We do not maintain an inventory of tickets. Tickets are purchased only when an order is placed by our clients.

Our Customers

         We have varied types of clients including:

   (a) corporations of all sizes who utilize our services as employee incentives and customer promotions;
   (b) tour groups who bring pre-formed groups to New York and include theatre performances in their program;
   (c)  schools and universities sponsoring student activities; and
   (d)  charities running fund raisers.

         Our clients are located in all parts of the country with a concentration in the northeast. Our clients are solicited by telephone, recommendations from our existing clients and by the internet. We are currently listed on five web sites (clixtix.com, pmaxtix.com, studentfriendlytravel.com, disneycorporation.com, fordtheatre.com) as a source for group tickets.

         We have a cadre of 2000 customers. However, no one customer accounts for more than approximately 8% of our sales volume. Volume for customers vary with seasons, popularity of certain shows or the customers' changing needs or policies.

         We are constantly soliciting new clients and servicing existing ones. We have kept many clients throughout our 11 years of operation. However, invariably, attrition of clients occurs due to personnel changes, mergers, bankruptcy or policy changes at our corporate clients.

         Some of our larger customers buy tickets in increments of 100, 200, or more. Tour companies buy tickets in multiples of bus loads (i.e., 47-50 tickets). Some tour customers buy tickets for as many as three or four performances for a group coming to New York for a three or four day visit. Student groups come to perform with bands or as singers or choruses and include theatre as part of their entertainment. Some participants in the Macy's Thanksgiving Day Parade include theatres which we book. On occasion we have arranged theatre, restaurant and other diversions in an entertainment package.

Our Competitive Business Conditions

         Our business is highly competitive with at least seventeen companies, in the New York City area, who provide similar services. Some of our largest competitors are heavily financed and include producers such as Cameron MacIntosh's TDI, now a division of Broadway.com, and theatre owner groups sales such as Shubert and Nederlander Theatres. Despite this extensive competition, over the last five years, we have not had bookings of less than $1,500,000. We are able to maintain that competitive position based upon the direct and personal contact between Mrs. Maxwell and her customers. In addition, we maintain our strong competitive position by providing our clients with current and regular information on current and future attractions through a newsletter issued three times a year and bi weekly faxes.

         After 23 years in the group sales industry on Broadway, we believe that Mrs. Maxwell has built a following and has a strong relationship with box office personnel. Our relationship with other industry professionals, such as producers, box office personnel, general managers, company managers and public relations firms, nurtured over the years, facilitates the services we provide.

         We believe that Mrs. Maxwell has built a highly regarded reputation for quality service and a comprehensive knowledge of the theatre. Her expertise enables her to offer opinions as to what is appropriate for each client or group. This type of personalized attention is sought after by our customers to enable them to sell the appropriate shows, plan into future periods and consult with knowledgeable theatre people.

         There are several positive factors developing in the live entertainment business. As cited elsewhere, New York theatre and Times Square are entering a new era due to the transformation of Times Square and its environs into a safe, exciting family oriented tourist destination as well as a mecca for the "bus and tunnel" customers from the population centered in the megalopolis (these areas are within a day roundtrip by bus to New York). New York is the second most sought after tourist destination after Orlando, Florida. In 1999, 36 million tourists journeyed to New York. A second trend is the production of family entertainment on Broadway by American predominant entertainment companies. Disney, who has three shows on Broadway, made the first inroad on 42nd Street to give credibility to the Times Square Reclamation Project which was assured when Disney revived and restored an historic theatre treasure, The New Amsterdam. Clear Channel has two shows on Broadway and owns the Ford Theatre, a restoration and consolidation of two theatres into a 1700 seat showplace. The financial strength of these companies has brought about a large amount of advertising and merchandising that has created a surge of demand which can only help our company to do additional business. These expenditures and show-specific advertising campaigns are creating a new audience created by this new awareness.

         Ticket prices have moved upward in recent years. Our fees are based on a fixed percentage of these rising prices. In addition, with the use of the internet, it is expected that a whole new market will develop.

Our Suppliers

         The ticket prices and information which we provide to our clients is made available to us by the producers of the respective productions. The tickets are offered to our customers at the prices established by the theatres. The information and reduced group ticket prices provided by the producers are essential to our sales of group theatre tickets. The reduced box office prices established by the theatres are constantly changing and are determined by many factors including projected low periods (January), weather, vacations, slow down of long runs and certain days of the week, etc.

 Regulatory Issues

         The City of New York requires us to obtain an annual license and to maintain an insurance policy against fraud. As such, we are bonded and licensed, as per the City of New York regulations. We are also regulated by the New York State Attorney General which regulates ticket resale prices.

Research and Development

         Other than the costs associated with our search for new clients and industries, we do not spend funds on research and development. However, as we intend to expand the scope of our activities by placing greater reliance on the internet, we expect that the amount of funds we spend on research and development, in particular with respect to our web site, will slowly increase. Telephone solicitation will continue at a modest cost to us. We maintain an 800 number as a service to clients across the country.

Employees

         As of March 15, 2002, we employ a total of four employees of which two are full time, one is part time and one serves as a consultant.

Leasehold

            We operate a leased office, located at 1501 Broadway, Suite 1807, New York, New York 10036. We have a ten year lease due to expire in April 2010. Our annual rent for 2002 is approximately $16,500.

Equipment

         We own and lease various pieces of office equipment including two computers, a printer, a copier and a telephone system as well as additional pieces of office furniture.

         We believe that our properties are adequately covered by insurance as we carry fire, theft and liability insurance. We also carry worker's compensation insurance.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding.

                                   MANAGEMENT

         Our director(s), executive officer(s) and other key employees, and their ages, as of March 15, 2002 are as follows:

Name                  Age     Positions held with the Company    Since
----                  ---     -------------------------------    -----
Phyllis Maxwell       76      President and Director             1989
Richard Kelley        61      Director                           1998
Allen Vershel         70      Director                           September 2000


         The backgrounds of our directors, executive officers and significant employees are as follows:

         Phyllis Maxwell is the founder and has been president of our company since 1989. After over 21 years of experience in theatre, we believe that Mrs. Maxwell has built relationships with box office personnel as well as a reputation for service and knowledge of theatre.

         Richard Kelley has thirty years of experience in theatre including work as a company manager and box office treasurer. Mr. Kelley has been with us since September 1998. From 1988 through 1998, he served as the Director of Ticketing Operations for the Stamford Center for the Arts. As a group theatre advisor, his extensive knowledge of theatre (past, present and future) is an invaluable tool. His advice and counsel is sought by clients.

         Allen Vershel has been a director of our company since September 5, 2000. Dr. Vershel has degrees in dentistry, law and healthcare administration. From 1978 to present, Dr. Vershel has been a consultant with Second Opinion Dental Consultants where he reviews and evaluates dental malpractice cases for attorneys and insurance companies. Dr. Vershel also serves on the Board of Directors of two private companies.

                             EXECUTIVE COMPENSATION

         The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during each of the years ended December 31, 2001, 2000 and 1999. None of our other executive offices received salary and bonus exceeding $100,000 during those years.

--------------------------------------------------------------------------------
                            Summary Compensation Table
--------------------------------------------------------------------------------

                                                                     All Annual
   Name and Principal Position     Year       Salary      Bonus    Compensation
   ---------------------------     ----       ------      -----    ------------
                                                                       (**)
--------------------------------------------------------------------------------
Phyllis Maxwell                    2001    $48,000(1)     $ 0        $ 0
President                          2000    $48,000(1)     $ 50,000   $ 0
                                   1999    $48,500(1)     $ 0        $ 0
--------------------------------------------------------------------------------
Richard Kelley                     2001    $55,000(2)     $ 0        $ 0
Vice President                     2000    $55,000(2)     $ 0        $ 0
                                   1999    $50,495(2)     $ 0        $ 0
--------------------------------------------------------------------------------

(1) Mrs. Maxwell receives health insurance and related fringe benefits, which amounted in total to approximately $2,388 in 2001, $2,388 in 2000 and $5,722 in 1999. As a requirement of business, Mrs. Maxwell attends every show on Broadway and much of Off-Broadway. (A portion of her expenses, such as meals, transportation and entertainment of customers, are paid for by us.)
(2) Mr. Kelley receives health insurance and other fringe benefits which amounted in total to approximately $3,730 for 2001, $3,393 for 2000 and $3,200 for 1999. In addition, in 2001, Mr. Kelley received $2,500 to cover his moving expenses and $2,500 to pay for his expenses associated with show attendance including meals, transportation and entertainment of customers.

Directors' Compensation

         Directors are not compensated for their services as such.

Employment and Severance Agreement

         There are no employment contracts or agreements between us and our officers.

         We do not have any employee stock option or other incentive plans.

                             PRINCIPAL SHAREHOLDERS

         The following lists as of March 15, 2002 the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock and of our directors, executive officers and significant employees.

Name and address** of                Amount and Nature           Percent of
Beneficial Owner                     of Beneficial Ownership       Class
-------------------------            -----------------------      ------
Phyllis Maxwell                      7,478,000                      73%

Richard Kelley                          20,000                      *

Allen Vershel                           18,000(1)                   *

All directors, executive officers    7,516,000                      73%
And significant employees as a
Group (3 persons)


(1) Allen Vershel does not own any shares of our common stock directly. However, Allen Vershel owns 1,000 shares of our Common Stock as custodian for each of Austin A. Vershel, Benjamin A. Vershel, Leo I. Vershel, Lisa R. Vershel, Marin E. Vershel and Rachel M. Vershel, all of whom are his grandchildren. In addition, of the 18,000 shares listed in the table above, 10,000 shares are owned by Suzanne Vershel, Mr. Vershel's wife. Mrs. Vershel also owns 1,000 shares of Common Stock as custodian for each of Owen K. Smith and Sophia K. Smith, her grandchildren.

* Less than 1%

**Unless otherwise referenced, the address for each of the above mentioned parties is c/o Clixtix, Inc., 1501 Broadway, Suite 1807, New York, New York 10036.

                              SELLING SHAREHOLDERS

         This prospectus relates to the offering by the Selling Shareholder of shares of our common stock acquired by her in a private transaction. All of the shares of common stock offered by this Prospectus are being offered by the Selling Shareholder for her own account.

         The Selling Shareholder, as a condition to our filing of this registration statement, has agreed that we will only be obligated to maintain the registration statement of which this prospectus is a part, effective for a period of 12 months from the effective date.

         Phyllis Maxwell, our President and director, currently owns an aggregate of 7,478,000 shares, or 73% of our issued and outstanding common stock that she purchased from us in a private transaction on April 18, 1989. Mrs. Maxwell has sole voting and investment power over the shares of common stock owned by her. She is offering up to 1,341,200 shares of common stock by this Prospectus. If all 1,341,200 shares offered are sold in this offering, Mrs. Maxwell will own 6,136,800 shares, or 60% of our issued and outstanding stock. There is no assurance, however, that all of the shares offered by the Selling Shareholders will be sold.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         We are authorized to issue 20,000,000 shares of common stock, $0.0001 par value per share, of which 10,228,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

         The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

         Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available for that purpose. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of our company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and nonassessable.

         Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors will be able to elect all the directors if they choose to do so.

Dividends

         We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Stocktrans, Inc.,7 E. Lancaster Avenue, Ardmore, Pennsylvania 19003.

Market for our Common Stock

         There has been no trading market for our common stock.

         There are currently 68 holders of our outstanding common stock. Other than the 1,000,000 shares sold in our initial public offering which was terminated on May 24, 2001, our outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. Of the 10,228,000 shares of our common stock currently issued and outstanding, 9,228,000 are restricted securities as that term is defined in the Securities Act of 1933.

         As of the date of this prospectus, 1,000,000 of our shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All other outstanding shares of our common stock are "restricted securities" as that term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

         Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         We believe that provisions of our Articles of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by New York law. This is intended to allow our directors and officers the benefit of New York's corporation law which provides that directors and officers of New York corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons under the provisions mentioned above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against those liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Joseph Sierchio, a member of Eiseman, Levine, Lehrhaupt & Kakoyiannis, P.C., our legal counsel, owns 354,600 shares of our common stock.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby has been passed upon for us by Eiseman, Levine, Lehrhaupt & Kakoyiannis, P.C., New York, New York.

                                     EXPERTS

         The financial statements of Clixtix, Inc. at December 31, 2000 and 2001, appearing in this prospectus and in the registration statement have been audited by Marden, Harrison & Kreuter, CPAs, P.C., independent certified public accountants, as described in their report regarding the financial statement appearing elsewhere in this Registration Statement, and are included in reliance upon that report given upon the authority of that firm as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, those references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W.,

Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         We intend to send an annual report, including audited financial statements, to our shareholders. We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

         Our registration statement can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                                    INDEX TO

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 2001
                   ------------------------------------------



                                    CONTENTS
                                   -----------


Independent auditors' report                                                30

Financial statements:

   Consolidated balance sheets                                              31

   Consolidated statements of income                                        32

   Consolidated statements of stockholders' equity                          33

   Consolidated statements of cash flows                                    35

   Notes to consolidated financial statements                               36

[LETTERHEAD OF MARDEN, HARRISON & KREUTER, CPAs, P.C.]



INDEPENDENT AUDITORS' REPORT
----------------------------


To the Board of Directors and Stockholders
Clixtix, Inc. and Subsidiary
1501 Broadway
Suite 1807
New York, New York 10036

We have audited the accompanying consolidated balance sheets of Clixtix, Inc. and Subsidiary (formerly Phyllis Maxwell's Group, Inc.) as of December 31, 2001 and 2000 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clixtix, Inc. and Subsidiary (formerly Phyllis Maxwell's Groups, Inc.) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

/s/ Marden, Harrison & Kreuter

White Plains, New York
February 14, 2002

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000
                          -----------------------------

                                                          December 31,         December 31,
                                                              2001                 2000
                                                          ------------         ------------
ASSETS
------
Current assets:
  Cash                                                    $   19,365           $   30,132
  Commissions receivable                                     103,539               96,963
  Other assets                                                  -                   5,666
                                                          ----------           ----------

        Total current assets                                 122,904              132,761

Loans receivable - stockholder                                  -                  20,000
Other assets                                                   2,654                -
                                                          ----------           ----------

        Total assets                                      $  125,558           $  152,761
                                                          ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Accounts payable                                        $   39,708           $   62,009
  Deferred income taxes payable                               12,420               15,500
  Loan payable - stockholder                                    -                   7,870
                                                          ----------           ----------

        Total liabilities                                     52,128               85,379
                                                          ----------           ----------

Commitments

Stockholders' equity:
  Common stock, .0001 par value; 20,000,000
    shares authorized, 10,228,000 shares issued
    and outstanding at December 31, 2001;
    10,500,000 shares issued and outstanding
    at December 31, 2000                                      20,973               20,100
  Additional paid-in capital                                  34,058               23,349
  Retained earnings                                           18,399               23,933
                                                          ----------           ----------

        Total stockholders' equity                            73,430               67,382
                                                          ----------           ----------

        Total liabilities and stockholders' equity        $  125,558           $  152,761
                                                          ==========           ==========




   The accompanying notes are an integral part of these financial statements.

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                        CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   -------------------------------------------

                                            Year ended             Year ended
                                           December 31,           December 31,
                                              2001                    2000
                                           -----------            --------------

Commission revenue                         $  228,009               $  268,882

General and administrative expenses           241,114                  307,696
                                           ----------               ----------

Loss from operations                          (13,105)                 (38,814)

Interest income                                 5,219                    4,449
                                           ----------               ----------

Loss before income taxes                       (7,886)                 (34,365)
                                           ----------               ----------

Income taxes (benefit):
   Current                                        728                    1,270
   Deferred                                    (3,080)                  (5,118)
                                           ----------               ----------

                                               (2,352)                  (3,848)
                                           ----------               ----------

Net loss                                   $   (5,534)              $  (30,517)
                                           ===========              ==========
Earnings (loss) per common share -
    basic and diluted                      $      .00               $      .00
                                           ==========               ==========

Weighted average common shares
    outstanding - basic and dilutive       10,940,615               10,269,231
                                           ==========               ==========






   The accompanying notes are an integral part of these financial statements.

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


                                                            Common Stock               Additional
                                                            ------------                 Paid-In         Retained
                                                       Shares           Amount           Capital         Earnings          Total
                                                       ------           ------           -------         --------          -----
Balances, December 31, 1999                          10,000,000      $    100           $ 23,349         $ 54,450        $ 77,899

Issuance of shares for professional
  Services                                              500,000        20,000               -                -             20,000

Net loss, year ended 2000                                -               -                  -             (30,517)        (30,517)
                                                     ----------      --------           --------         --------        --------

Balances, December 31, 2000                          10,500,000        20,100             23,349           23,933          67,382

Issuance of 1,000,000 of $.001 per value
  common stock at a price of $.05 per
  share, net of issuance costs totalling
  $12,978                                             1,000,000         1,000             36,022             -             37,022

Cancellation of 1,272,000 shares of
  common stock, accepted in satisfaction
  of stockholder loan receivable                    (1,272,000)          (127)           (25,313)            -            (25,440)

Net loss, year ended 2001                                -               -                  -              (5,534)         (5,534)
                                                     ----------      --------           --------         --------        --------

Balances, December 31, 2001                          10,228,000      $ 20,973           $ 34,058         $ 18,399        $ 73,430
                                                     ==========      ========           ========         ========        ========







   The accompanying notes are an integral part of these financial statements.

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


                                                                      Year ended               Year ended
                                                                     December 31,              December 31,
                                                                         2001                      2000
                                                                    -------------             ------------
Cash flows provided by (used in):
   Operating activities:
     Cash received from customers                                   $    199,132             $    264,030
     Cash paid to suppliers and
      employees                                                         (238,102)                (246,187)
     Interest received                                                     3,779                    4,449
     Income tax paid                                                        (728)                  (1,100)
                                                                    ------------             ------------
          Net cash provided by (used in)
             operating activities                                        (35,919)                  21,192
                                                                    ------------             ------------

   Financing activities:
     Advances from stockholder                                            -                        25,000
     Advances to stockholder                                              (4,000)                 (20,000)
     Repayment of loan payable stockholder                                (7,870)                   -
     Proceeds from issuance of common stock                               50,000                    -
     Issue costs associated with issuance of common stock                (12,978)                   -
                                                                    ------------             ------------

          Net cash provided by financing activities                       25,152                    5,000
                                                                    ------------             ------------
Net increase (decrease) in cash                                          (10,767)                  26,192

Cash, beginning of year                                                   30,132                    3,940
                                                                    ------------             ------------

Cash, end of year                                                   $     19,365             $     30,132
                                                                    ============             ============






   The accompanying notes are an integral part of these financial statements.

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONCLUDED)
                          -----------------------------


                                                     Year ended           Year ended
                                                     December 31,        December 31,
                                                        2001                 2000
                                                    -------------        ------------
Reconciliation of net loss to net cash provided by
     operating activities:

     Net loss                                           $ (5,534)           $(30,517)
                                                        --------            --------

  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Issuance of common stock for
       professional services                               -                  20,000
     Deferred income taxes                                (3,080)             (5,118)
     Accrued interest                                     (1,440)                -

     Changes in assets (increase)
       decrease:
          Commissions receivable                          (6,576)             (4,852)
          Other assets                                     3,012                 -
     Changes in liabilities increase (decrease):
          Accounts payable                               (22,301)             41,679
                                                        --------            --------

              Total adjustments                          (30,385)             51,709
                                                        --------            --------

              Net cash provided by (used in)
               operating activities                     $(35,919)           $ 21,192
                                                        ========            ========

Supplemental schedule of non-cash financing activities:
-------------------------------------------------------

On July 1, 2000, the Board of Directors approved issuance of 500,000 shares of common stock to its legal counsel and a consultant based on a fair value of $20,000 for common stock issued.

On December 30, 2001, the Company accepted 1,272,000 of the Company's common stock from the Company's President as repayment of a stockholder loan receivable totalling $25,440. These shares were cancelled upon acceptance.






   The accompanying notes are an integral part of these financial statements.

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


(1)  Nature of operations:

     Clixtix,  Inc. and its wholly owned subsidiary Maxwell Group
     Entertainment, Inc. (collectively the "Company") are licensed by the City of New York to resell group tickets to Broadway and off-Broadway performances.

(2)  Basis of consolidation and nature of business:

     The  accompanying   consolidated   financial  statements  include  the
     accounts of the Company and its wholly owned subsidiary, Maxwell Group Entertainment, Inc. In August 2001, Maxwell Group Entertainment, Inc. was formed. During August 2001, Phyllis Maxwell's Groups, Inc. transferred its net assets to Maxwell Group Entertainment, Inc. for its issued and outstanding common stock forming a wholly owned subsidiary. On the same day of the transfer of assets, through a Certificate of Amendment, Phyllis Maxwell's Groups, Inc. changed its name to Clixtix, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

(3)  Summary of significant accounting policies:

     (A)        Revenue recognition:

                Commission revenue is recognized at the date the invoice is generated. The Company is paid directly from the theatre after the date of the performance, which may be over a year after the date of the invoice. The Company may have losses due to cancellation of performances. Historically, these losses have not been significant and losses under present obligations are not expected to be significant. Accordingly, no provision has been made for future losses that may result from a cancellation of a performance. It is at least reasonably possible that the Company's estimate will change in the near term.

     (B)        Income taxes:

                The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement No. 109, the asset and liability method is used in accounting for income taxes. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The temporary differences relate primarily to the bases of revenue recognition for financial and income tax reporting purposes. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------

(3)  Summary of significant accounting policies - cont'd:

     (C)        Use of estimates:

                The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

     (D)        Earnings (loss) per share:

                Earnings (loss) per share-basic is computed based on the weighted average number of shares of common stock outstanding. Earnings (loss) per share-dilutive reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or other contracts to issue common stock were exercised or converted into common stock or otherwise resulted in the issuance of common stock and is computed similarly to "fully diluted" earnings (loss) per share that was reported under previous accounting standards. Dilutive potential common shares do not have a significant dilutive effect.

(4)  Stockholders' equity:

     (A)        Common stock and per share data:

                The common stock and per share data for all periods gives effect to a stock split, declared by the Company's Board of Directors on September 22, 2000, of 100,000 to 1 shares which occured immediately before the date of the Company's initial public offering.

     (B)        Issuance of common stock

                On July 1, 2000, the Company issued 400,000 shares of its common stock to its legal counsel and 100,000 share of its common stock to a consultant based on fair value of the common shares issued totalling $20,000 ($.04 per share).

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


(4)  Stockholders' equity - cont'd:

     (C)        Initial public offering:

                In September 2000, the Company filed an initial public offering registration with the Securities and Exchange Commission for purpose of issuing an additional 1,000,000 shares of common stock at an issuance price of $.05 per share. This filing was approved by the Securities and Exchange Commission during February 2001. Total costs incurred during the year ended December 31, 2000 by the Company for the offering, including the issuance of common stock to the Company's legal counsel (see
                Note 4B), were $45,000. The offering was completed during May 2001. Net proceeds from this offering were $37,022, net of issuance costs of $12,978.

                Following the issuance of the initial public offering of common shares, the Company's current President owned 87% of the outstanding common stock of the Company.

     (D)        Cancellation of common stock:

                On December 30, 2001, the Company accepted 1,272,000 of the Company's common stock from the Company's President as repayment of an outstanding stockholder loan receivable totalling $25,440. These common shares were cancelled upon acceptance by the Company (Note 7(A)).

(5)  Operating leases:

     At December 31, 2001, the Company is obligated under operating leases for office space and office equipment, with minimum lease payments through April 2010 as follows:

              Year ending
              December 31,                        Amount
              ------------                        ------

                  2002                         $  16,354
                  2003                            16,354
                  2004                            16,354
                  2005                            16,354
                  2006                            16,354
                  Thereafter                      64,201
                                               ---------
                                               $ 145,971
                                               =========
     Rent expense for the years ended December 31, 2001 and 2000 applicable to these operating leases was $20,080 and $16,973, respectively.

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


(6)  Concentration risk:

     Financial   instruments,   which   potentially   expose   the   Company  to
     concentrations of credit risks, consist primarily of cash and commissions receivable.

     Commissions receivable are due from production companies, which operate in theaters throughout New York City. The Company minimizes its risks by monitoring its customer balances.

     The Company at times during the year maintains its cash in accounts, which exceed Federally insured limits for such accounts. The Company limits its credit risk by selecting financial institutions considered to be highly creditworthy.

     The Company's revenue stream is directly dependent upon in the influx of tourism into New York City. The World Trade Center tragedy on September 11, 2001 has had a severe impact on economic growth in New York City, especially with respect to tourism. The possibility of fewer potential customers for future performances may negatively impact the Company's future results.

(7)  Related party:

     (A)     Loans receivable - stockholder:

                At December 31, 2000, the Company has advanced a stockholder $20,000. There were additional amounts advanced and satisfied during 2001, as more fully described in Note 4(D).

     (B)     Loan payable - stockholder:

                At December 31, 2001 and 2000, the Company has a loan from a stockholder totalling $-0- and $7,870, respectively. This loan is non-interest bearing.

(8)  Income taxes:

     The components of income tax expense are as follows:

                                         Year ended          Year ended
                                        December 31,        December 31,
                                              2001              2000
                                        ------------        ------------

Current
   Federal                               $    -               $   -
   State and local                           728               1,270
                                         ---------            --------

                                             728               1,270
                                         ---------            --------

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


(8)  Income taxes - cont'd:

                                                Year ended          Year ended
                                               December 31,         December 31,
                                                   2001               2000
                                               ------------         ------------
     Deferred
       Federal                                        (980)            (4,600)
       State and local                              (2,100)              (518)
                                               ------------           --------

                                                    (3,080)            (5,118)
                                               ------------           --------
           Total                                 $  (2,352)          $ (3,848)
                                               ============          =========

     A reconciliation of the statutory Federal income tax rate to the provision for income taxes is as follows:

                                                Year ended         Year ended
                                               December 31,       December 31,
                                                    2001               2000
                                               ------------       ------------

     Statutory Federal income
      tax rate                                       34%               34%

     State and local taxes                           18                18

     Effect of net operating
      loss                                          (24)              (24)

     Effect of graduated
      rates on statutory rate                       (28)              (28)
                                                    ----              ----

                                                      0%                0%
                                                    ====              ====

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


(8)  Income taxes - cont'd:

     The details of deferred income tax assets and liabilities are as follows:

                                              Year ended         Year ended
                                             December 31,       December 31,
                                                  2001               2000
                                             ------------       ------------

     Deferred income tax assets:
      Net operating loss
       carryforward                          $   17,000         $   13,800
      Accounts payable                            1,580              1,700

     Deferred income tax liabilities:
      Commissions receivable                    (31,000)           (31,000)
                                            -----------         ----------
         Deferred income tax
          liabilities, net                  $  (12,420)         $  (15,500)
                                            ===========         ==========

     At December 31, 2001, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $50,000, which expire through 2016.

(9)  Earnings (loss) per share:

                                           Income
                                           (Loss)        Shares        Per-share
                                        (Numerator)   (Denominator)      Amount
                                       -----------    -------------      ------

     Year ended December 31, 2001:
     -----------------------------

     Basic EPS

     Loss available to common
      stockholders                      $  (5,534)      10,940,615        $.00
                                                                          ====

     Effective dilutive securities           -              -
                                         ---------      ----------

     Diluted EPS

     Loss available to common
      stockholders                      $  (5,534)      10,940,615        $.00
                                        ==========      ==========        ====

                          CLIXTIX, INC. AND SUBSIDIARY
                    (FORMERLY PHYLLIS MAXWELL'S GROUPS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONCLUDED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                   ------------------------------------------


(9)  Earnings (loss) per share - cont'd:

                                          Income
                                          (Loss)          Shares       Per-share
                                       (Numerator)     (Denominator)     Amount
                                       -----------     -------------     ------

     Year ended December 31, 2000:
     -----------------------------

     Basic EPS

     Loss available to common
      stockholders                    $  (30,517)      10,269,231        $.00
                                                                         ====

     Effective dilutive securities         -               -
                                      ----------       ----------

     Diluted EPS

     Loss available to common
      stockholders                    $  (30,517)      10,269,231        $.00
                                      ===========      ==========        ====

                         PHYLLIS MAXWELL'S GROUPS, INC.


                               1,000,000 Shares of
                                  Common Stock
                              --------------------

                                   PROSPECTUS
                              --------------------

                                 _________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

         The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee          $      2.47
Accounting  Fees  and  Expenses                                   $  5,000.00
Legal  Fees  and  Expenses                                        $ 12,500.00
Miscellaneous                                                     $  2,500.00
         Total                                                    $ 20,002.47

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

         Except as discussed below, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Indemnification of Directors and  Officers

         Section 722 of New York Business Corporation Law, as amended, provides for the indemnification of the company's officers, directors and corporate employees and agents under certain circumstances as follows:

AUTHORIZATION FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if that director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

    (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendre, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

    (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or if no action was brought, any court of competent jurisdiction , determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

    (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         Section 723 of the New York Business Corporation Law, as amended, provides for the payment of indemnification other than by a court award.

         Notwithstanding a failure of a corporation to provide indemnification and despite any contrary resolution of the board or of the shareholders, Section 724 of New York Business Corporation Law, as amended, provides for the indemnification of a company's officers and directors by a court. Moreover,
Section 726 of the New York Business Corporation Law provides for the situations in which a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers.

The Securities and Exchange Commission's Policy on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Our articles of incorporation provide that the corporation shall, to the fullest extent permitted by the Business Corporation Law of the State of New York, indemnify any and all persons whom it shall have power to indemnify under
Article 7 thereof.

         The indemnification provided by our Articles of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under the bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

         Our by-laws give effect to the foregoing provision's of our Articles of Incorporation.

         The Company may obtain liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of Phyllis Maxwell's Groups, Inc.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

         Set forth in chronological order is information regarding all shares of common stock that the Company sold during the past three years without registering the same under the Securities Act. Also included is the consideration, if any, received by us for such shares and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

         On July 1, 2000, the company issued 400,000 shares of its Common Stock, giving effect to a stock split of 100,000 to 1 on September 22, 2000, to Sierchio & Albert, P.C., the company's legal counsel, in consideration for legal services performed for the company. The company believes that such transaction was exempt from registration under the Securities Act pursuant to Section 4(2) and the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering.

         On July 1, 2000, the company issued 100,000 shares of its Common Stock, giving effect to a stock split of 100,000 to 1 on September 22, 2000, to Mr. Tony Russo in consideration for consulting services performed for the company. The company believes that such transaction was exempt from registration under the Securities Act pursuant to Section 4(2) and the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

(A)  EXHIBITS

The following Exhibits are attached hereto:


EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1(a)      Articles of Incorporation

3.1(b)      Certificate of Amendment to the Articles of Incorporation

3.1 (c)     Certificate of Amendment to the Articles of Incorporation

3.2         Bylaws

5.1 Opinion of Eiseman, Levine, Lehrhaupt & Kakoyiannis, P.C., regarding the legality of the securities being registered

10.0        Agreement and Plan of Reorganization

21.0        Subsidiaries of the Registrant

23.1 Consent of Eiseman, Levine, Lehrhaupt & Kakoyiannis, P.C. (included in Exhibit 5.1)

23.2        Consent of Marden, Harrison & Kreuter, CPAs, P.C.


(B)  FINANCIAL STATEMENT SCHEDULES

         Financial Statement Schedules have been omitted because the information is included in the Financial Statements and Notes thereto.

ITEM  17.  UNDERTAKINGS

       The undersigned registrant hereby undertakes:

   1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) Include any additional or changed material information on the plan of distribution.

   2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 26th day of March, 2002.

CLIXTIX, INC.

By: /s/ Phyllis Maxwell
Phyllis Maxwell
President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                      TITLE                              DATE

/s/ Phyllis Maxwell            President and Director             March 26, 2002
Phyllis Maxwell                (principal executive officer)



/s/ Richard Kelley             Vice President and Director        March 26, 2002
Richard Kelley      (principal financial officer, principal accounting officer)

                                  EXHIBIT INDEX


The following Exhibits are attached hereto:

EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE            PAGE
NUMBER

3.1(a)    Articles of Incorporation                                       51

3.1(b)    Certificate of Amendment to the Articles of Incorporation       54

3.1(c)    Certificate of Amendment to the Articles of Incorporation       56

3.2       Bylaws                                                          58

5.1       Opinion of Eiseman, Levine, Lehrhaupt & Kakoyiannis, P.C.,
          regarding the legality of the securities being registered       67

10.0      Agreement and Plan of Reorganization                            69

21.0      Subsidiaries of the Registrant                                  78

23.1 Consent of Eiseman, Levine, Lehrhaupt & Kakoyiannis, P.C. (included in Exhibit 5.1)

23.2      Consent of Marden, Harrison & Kreuter, CPAs, P.C.               79

EXHIBIT 3.1(a)
--------------

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PHYLLIS MAXWELL'S GROUPS, INC.

               (Under Section 402 of the Business Corporation Law)

     THE UNDERSIGNED, a natural person over the age of eighteen years, desiring to form a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, hereby certifies:

     FIRST: The name of the Corporation is Phyllis Maxwell's Groups, Inc., hereinafter sometimes referred to as the "Corporation."

     SECOND: The purposes for which the Corporation is formed is to engage in any lawful activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided, however, that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the Corporation in the State of NewYork shall be located in the County of New York.

     FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue shall be Two Hundred (200), all of which shares shall be without par value.

     FIFTH: The Secretary of State of the State of New York is hereby designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is: Phyllis Maxwell's Groups, Inc., c/o Zukerman & Gore, 900 Third Avenue, New York New York 10022, Attention:
Nathaniel S. Gore, Esq.

     SIXTH: The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.

     SEVENTH: The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of
Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.


     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 14th day of April, 1989.

                                                /s/ Nathaniel S. Gore, Esq.
                                                ---------------------------
                                                Nathaniel S. Gore, Esq.
                                                Sole Incorporator
                                                900 Third Avenue
                                                New York, New York  10022

EXHIBIT 3.1(b)
--------------


         Certificate of Amendment of the Certificate of Incorporation of
                         Phyllis Maxwell's Groups, Inc.
                Under Section 805 of the Business Corporation Law


     It is hereby certified that:

     1. The name of the corporation (herein referred to as the "corporation") is:

                         Phyllis Maxwell's Groups, Inc.

     2. The corporation's Certificate of Incorporation was filed with the Office of the Secretary of State on April 18, 1989.

     3. The Certificate of Incorporation of the corporation is hereby amended by striking out Article FOURTH relating to the corporation's authorized shares and by substituting in lieu of said Article the following new Article:

          "FOURTH: (1) The aggregate number of shares of common stock which the Corporation shall have authority to issue shall be 20,000,000 and the par value of each share is $.0001 amounting in the aggregate to $2,000."

     4. Upon the amendment herein certified becoming effective and without further action on the part of the Corporation or its stockholders, each of the currently outstanding shares of Common Stock having no par value (105 shares) and each of the currently unissued shares of Common Stock having no par value (95 shares) shall be automatically converted and split into 100,000 shares of Common Stock, $0.0001 par value, with the result that the Corporation shall have 10,500,000 shares of issued and outstanding Common Stock with a par value of $0.0001 and 9,500,000 shares of unissued Common Stock with a par value of $0.0001. Upon the amendments herein certified becoming effective, each certificate representing shares of Common Stock theretofore issued and outstanding shall be deemed to represent a number of shares of Common Stock equal to the number of shares of Common Stock formerly represented by such certificate multiplied by 100,000 and such shares shall be deemed duly authorized, validly issued, fully paid and non-assessable; and the holder of record of each such certificate shall be entitled to receive a new certificate, upon the surrender of the existing certificate, representing a number of shares of Common Stock, $.0001 par value, equal to the number of shares of Common Stock formerly represented by such certificate multiplied by 100,000.

     5. The amendment of the Certificate of Incorporation herein certified was duly authorized by unanimous written consent of the Board of Directors followed by unanimous written consent of the shareholders in accordance with the provisions of Section 803(a) of the New York Business Corporation Law.


     IN WITNESS WHEREOF, the undersigned, being an authorized officer of the corporation, has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury, this 22nd day of September, 2000.

                                          Phyllis Maxwell's Groups, Inc.

                                          BY:      /s/ Phyllis Maxwell
                                                   --------------------------
                                                   Phyllis Maxwell, President

EXHIBIT 3.1(c)
--------------



         Certificate of Amendment of the Certificate of Incorporation of

                         Phyllis Maxwell's Groups, Inc.

                Under Section 805 of the Business Corporation Law


     It is hereby certified that:

     1. The name of the corporation (herein referred to as the "corporation") is:

                         Phyllis Maxwell's Groups, Inc.

     2. The corporation's Certificate of Incorporation was filed with the Office of the Secretary of State on April 18, 1989. The corporation filed a Certificate of Amendment of the Certificate of Incorporation on September 22, 2001.

     3. The Certificate of Incorporation of the corporation is hereby amended changing the Corporation's name by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

     "FIRST: The name of the Corporation is Clixtix, Inc., hereinafter sometimes referred to as the "Corporation."

     4.    The Certificate of Incorporation of the corporation is hereby amended by adding the following Article "EIGHTH" thereto:

     "EIGHTH: Whenever under the provisions of the New York Business
Corporation law shareholders are required or permitted to take action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."

     5. The amendments of the Certificate of Incorporation herein certified were duly authorized by unanimous written consent of the Board of Directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders of the corporation in accordance with the provisions of Section 803(a) of the New York Business Corporation Law.

         IN WITNESS WHEREOF, the undersigned, being an authorized officer of the corporation, has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury, this 28th day of August, 2001.


                                          Phyllis Maxwell's Groups, Inc.



                                          BY:      /s/Phyllis Maxwell
                                                 ---------------------------
                                                 Phyllis Maxwell, President

EXHIBIT 3.2
-----------


                                    BY - LAWS
                                    ---------

                                       OF
                                       --

                         PHYLLIS MAXWELL'S GROUPS, INC.
                         ------------------------------

                            (a New York corporation)


                                    ---------

                                    ARTICLE I
                                    ---------

                                  SHAREHOLDERS
                                  ------------

     1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall --------------------------------- set forth thereon any statements prescribed by applicable law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or if the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

     The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

     2. FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for --------------------------- fractions of a share which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

     3. SHARE TRANSFERS. Upon compliance with provisions restricting the ---------------- transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

     4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the ----------------------------- shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this paragraph for the adjourned meeting.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to -------------------------- notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6. SHAREHOLDER MEETINGS.
        ---------------------

     - TIME. The annual meeting shall be held on the date fixed, from time to ---- time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

     - PLACE. Annual meetings and special meetings shall be held at such place, ------ within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

     - CALL. Annual meetings may be called by the directors or by any officer ----- instructed by the directors to call the meeting. Special meetings may be called in like manner except when the directors are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all -------------------------------------------------- meetings shall be given, stating the place, date, and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the directors shall adopt, amend, or repeal a By-Law regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. In lieu of giving a copy of such notice personally or by first class mail as aforesaid, a copy of such notice may be given by third class mail not fewer than twenty-four nor more than sixty days before the date of the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

     - SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record ------------------------------- date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over ------------------- by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

     - PROXY REPRESENTATION. Every shareholder may authorize another person or --------------------- persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

     - INSPECTORS - APPOINTMENT. Inspectors may be appointed in the manner
       ----------   ------------ prescribed by the provisions of Section 610 of the Business Corporation Law, but need not be appointed except as otherwise required by those provisions.

     - QUORUM. Except for a special election of directors pursuant to Section ------- 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the votes of outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

     - VOTING. Each share shall entitle the holder thereof to one vote. In the ------- election of directors, a plurality of the votes cast shall elect.
Any other action shall be authorized by a majority of the votes cast in favor of or against such action except where the Business Corporation Law provides otherwise.

     7. SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever under the provisions of ------------------------------------ the Business Corporation Law
shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

                                   ARTICLE II
                                   ----------

                                 GOVERNING BOARD
                                 ---------------

     1. FUNCTIONS AND DEFINITIONS. The business of the corporation shall be -------------------------- managed under the direction of a governing board, which is herein referred to as the "Board of Directors" or "directors" notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board. The word "director" or "directors" likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     2. QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen -------------------------- years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The initial Board of Directors shall consist of three persons. Thereafter, the number of directors constituting the board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the shareholders or of the directors, or, if the number is not so fixed, the number shall be one. The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

     3. ELECTION AND TERM. The first Board of Directors shall be elected by the ----------------- incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

     4. MEETINGS.
        ---------

     - TIME. Meetings shall be held at such time as the Board shall fix, except ----- that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     - PLACE. Meetings shall be held at such place within or without the State ------ of New York as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time ----- and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for ---------------------------------------- regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     - QUORUM AND ACTION. A majority of the entire Board shall constitute a ------------------ quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

        Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

     - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present ------------------------ and acting, shall preside at all meetings.
Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

     5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for -------------------- cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

     6. COMMITTEES. The Board of Directors, by resolution adopted by a majority ----------- of the entire Board of Directors, may designate from their number one or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law.

     7. WRITTEN ACTION. Any action required or permitted to be taken by the --------------- Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

                                   ARTICLE III
                                   -----------

                                    OFFICERS
                                    --------

     The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be held by the same.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified.

     Officers shall have the powers and duties defined in the resolutions appointing them.

     The Board of Directors may remove any officer for cause or without cause.

                                   ARTICLE IV
                                   ----------

                        STATUTORY NOTICES TO SHAREHOLDERS
                        ---------------------------------

     The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law.

                                    ARTICLE V
                                    ---------

                                BOOKS AND RECORDS
                                -----------------

     The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said State, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE VI
                                   ----------

                                 CORPORATE SEAL
                                 --------------

     The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE VII
                                   -----------

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

                                  ARTICLE VIII
                                  ------------

                              CONTROL OVER BY-LAWS
                              --------------------

     The shareholders entitled to vote in the election of directors or the directors upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new By-Law, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.



********************

         I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-Laws of Phyllis Maxwell's Groups, Inc., a New York corporation, as in effect on the date hereof.

                  WITNESS my hand and the seal of the corporation.

Dated:

                                       -----------------------------------
                                                  Secretary of
(SEAL)                                   Phyllis Maxwells Groups, Inc.

EXHIBIT 5.1
-----------

                                 EISEMAN LEVINE
                             LEHRHAUPT & KAKOYIANNIS
                           A PROFESSIONAL CORPORATION
                                845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                     ------
                            TELEPHONE (212) 752-1000
                            FACSIMILE (212) 355-4608


                                                        March 26, 2002

Clixtix, Inc.
1501 Broadway, Suite 1807
New York, New York  10036


         Re:      Clixtix, Inc.
                  Registration Statement on Form SB-2

Dear Sir or Madam:

         We have acted as counsel for Clixtix, Inc., a corporation existing under the laws of the State of New York (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration by the Company and the offer and sale by a Selling Shareholder of 1,341,200 shares of the Company's common stock, $0.0001 par value (the "Common Shares").

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, (ii) the Company's Certificates of Amendment of the Certificate of Incorporation, and (iii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

EISEMAN LEVINE
LEHRHAUPT & KAKOYIANNIS



         We hereby consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours

                                   Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.


                                   By: /s/ Joseph Sierchio
                                       ------------------------
                                        Joseph Sierchio

EXHIBIT 10.0
------------


                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


         Maxwell Group Entertainment Inc., a New York corporation, having its principal place of business located at 1501 Broadway, Suite 1807, New York, NY 10036 ("Buyer,") and Clixtix, Inc., a New York corporation, having its principal place of business located at 1501 Broadway, Suite 1807, New York, NY 10036 ("Seller,") hereby agree as follows:


                                   ARTICLE 1.

                          PURCHASE AND SALE OF ASSETS.
                          ----------------------------

        1.01.   Assets Being Purchased.  Seller shall sell to Buyer and Buyer
                ----------------------   shall purchase from Seller on the
terms specified in this Agreement, all the business, properties and assets of the Seller of every kind and description, wherever located, real, personal or mixed, tangible or intangible, (collectively, the "Assets") as reflected on the June 30, 2001 Balance Sheet (the "Balance Sheet"), a copy of which is attached hereto as Exhibit 1.01. In connection with the sale of the Assets, and at the Closing (as hereinafter defined), the Seller shall execute and deliver to and in favor of the Buyer, an Assignment and Bill of Sale and such other instruments as may be required in order to transfer of record all right, title and interest of the Assets to the Buyer except as otherwise herein expressly provided.

        1.02. Liabilities Assumed. The buyer shall, simultaneously with the ------------------- sale of the Assets, assume all debts, obligations, contracts and liabilities of the Seller as reflected on the Balance Sheet (collectively, the "Assumed Liabilities").

        1.03. Purchase Price. The purchase price to the Buyer for the Assets --------------- shall be 100 shares of its common stock, $.001 par value per share (the "Buyer Shares"), which shares will constitute all of the then issued and outstanding stock of the Buyer. At the Closing (as hereinafter defined), Buyer will issue and deliver the Buyer Shares to the Seller, and Seller will purchase the Buyer Shares from the Buyer.

        1.04. Closing. The sale and purchase described in this Agreement shall -------- be consummated on or before August 31, 2001 ("Closing"
or "Closing Date"), or such other date as shall be mutually agreed by the parties, at the offices of Sierchio & Company, LLP, located at 150 East 58th Street, 25th Floor, New York, NY 10155 or at such other time and place as the parties hereto may agree to in writing.

                                   ARTICLE 2.

                    REPRESENTATIONS AND WARRANTIES BY SELLER.
                    -----------------------------------------

        2.01. Title to Assets. Seller has good and marketable title to ---------------- all Assets covered by this Agreement, free and clear of any liens, encumbrances, or other defects.

        2.02. Authority to Sell. Seller has complied with all of the ------------------ requirements of any applicable law of the
State of New York relative to the sale of assets described in this Agreement and prior to Closing, all of the consents, approvals and notices that may be required by law or by agreements to which Seller may be a party will be obtained and given, respectively.

        2.03. Liabilities. Except as set forth on the Balance Sheet, ----------- there are no liabilities to which the Seller's assets are subject. The Assumed Liabilities all arose in the ordinary course of Seller's business.

        2.04. Defaults and Violations. Seller is not in default or in material ------------------------ violation of any contracts, agreements, leases, or other instruments or obligations relating to the Assets to be sold and transferred to Buyer pursuant to this Agreement, and this Agreement and the purchase and sale to be consummated pursuant to this Agreement will not create or cause a default or material violation of any contract, agreement, lease or other instrument to which Seller may be a party.

        2.05. Taxes. All federal, state and local tax returns and payments ------ relating to the Assets that have become due from Seller to the date of this Agreement have been timely filed and timely paid by it including any returns or taxes due for: (1) state or federal income or franchise tax, (2) personal or real property tax levied on any of the assets, (3) sales tax, or (4) other tax. All tax returns and payments for the above taxes relating to the Assets which become due between the date of this Agreement through the Closing Date shall be timely filed and paid by Seller.

        2.06. Litigation. There is no litigation threatened or pending against ----------- Seller of which it or its officers are aware that will, might, or could affect consummation of the purchase and sale described in this Agreement or transfer of title of any of the Assets as required by this Agreement.

        2.07. Investment Intent; Evaluation. (a)The Seller has conducted its ------------------------------ own due-diligence investigation respecting the Buyer, its business, plans and financial condition relating to Seller's willingness to accept the Buyer Shares as consideration for the sale of the Assets; the Seller has received all materials which have been requested by the Seller; has had a reasonable opportunity to ask questions of the Buyer and its representatives; and the Buyer has answered all inquiries that the Seller or the Seller's representatives have put to it. The Seller has had access to all information necessary to verify the accuracy of the information provided to it, and has taken all the steps necessary to evaluate the merits and risks of an investment in the Buyer Shares.

        (b) The Seller has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the Seller concerning this transaction, and the Seller's resulting investment in the Buyer hereunder is not material when compared to the Seller's total capacity. The Seller understands an investment in the Buyer is of a speculative nature involving a high degree of risk.

        (c) The Seller understands the various risks of an investment in the Buyer as proposed herein and can afford to bear such risks, including, without limitation, the risk of losing its entire investment in the Buyer Shares.

        (d) The Seller acknowledges that no market for the Buyer Shares exists and it is unlikely that one will develop in the future, and that the Seller may find it impossible to liquidate the investment in the Buyer Shares at a time when the Seller may desire to do so, or at any other time.

        (e) The Seller is aware that the Buyer Shares have not been registered under the Act, that the Buyer Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act promulgated thereunder, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed, passed on or approved by any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Buyer's reliance thereon is based in part upon the representations made by the Seller in this Agreement. The Seller acknowledges that it has been informed by the Buyer, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Seller agrees that no sale, assignment or transfer of any of the Buyer Shares will be valid or effective, and the Buyer shall not be required to give any effect to such sale, assignment or transfer, unless (i) such sale, assignment or transfer is registered under the Act, it being understood that the Buyer Shares are not currently registered for sale and that the Buyer has no obligation or intention to so register the Buyer Shares, or (ii) the Buyer Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Buyer Shares, or (iii) such sale, assignment or transfer is otherwise exempt from the registration requirements under the Act. The Seller further understands that an opinion of counsel and other documents may be required to transfer the Buyer Shares. The Seller acknowledges that the certificate evidencing the Buyer Shares will bear the following, or a substantially similar legend, and such other legends as may be required by state blue sky laws:

             "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless: (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws, or (2) the Buyer receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Buyer, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

        (f) The Seller is acquiring the Buyer Shares for the Seller's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation interest therein, and has no present intention of distributing or selling to others any of such interest or granting participations therein.

        2.08 Intellectual Property. To the best of Seller's knowledge, --------------------- none of the Assets to be purchased hereunder, including, but not limited to, any trademarks and tradenames included in Exhibit 1.01, violate or infringe any patents, trademark, service mark, copyrights, trade secrets or other intellectual property rights of any third person.

        2.09. Due Organization. Seller is a corporation duly organized and ----------------- existing under the General Corporation Law of the State of New York.

        2.10 Survival of Warranties. Seller agrees that all warranties made ---------------------- by it in this Agreement shall survive the Closing.



                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES BY BUYER.
                    ----------------------------------------

        3.01. Consents, Approvals and Notices. Buyer has complied with all of ------------------------------- the requirements of any applicable law of the State of New York, its state of organization, relative to its purchase of the Assets described in this Agreement and that prior to Closing, all of the consents, approvals and notices that may be required by law or by agreements to which Buyer may be a party will be obtained and given, respectively.

        3.02. Authorized and Issued Stock. The authorized capital stock of ---------------------------- Buyer consists of 1,000 shares of
Common Stock. The Buyer presently has no shares of Common Stock issued and outstanding. When issued, the Buyer Shares to be sold to the Seller will represent 100% of Buyer's issued and outstanding shares of Common Stock.

        3.03 Litigation. There is now no litigation pending against Buyer of ----------- which it or its officers are aware that will, might, or could affect consummation of the purchase and sale described in this Agreement and Buyer is not aware of any threatened litigation which may affect the consummation of the purchase and sale described in this Agreement.

        3.04. Due Organization. Buyer is a corporation duly organized and ---------------- existing under the General Corporation Law of the State of New York and its power as a Corporation has never been and is not now suspended.

        3.05.   Authority  to Buy.  This  Agreement  has been  approved by
                -----------------   Buyer's  Board of  Directors  and Buyer has
full power and authority to both execute and perform this Agreement.

        3.06. Survival of Warranties. Buyer agrees that all warranties made ---------------------- by it in this Agreement shall survive the Closing.

                                   ARTICLE 4.

                              OPERATION OF ASSETS.
                              --------------------

        4.01. Seller to Continue Business Prior to Closing. Seller shall -------------------------------------------- continue to conduct its business as it is currently being operated until the Closing. Any and all risk of loss or damages to the Assets during such period from any and all causes shall be borne by the Seller.

        4.02. Buyer to Operate Business After Closing. Buyer shall conduct ---------------------------------------- the business of group theatre ticket sales previously conducted by Seller following the Closing in such manner as it, in its sole discretion may determine advisable.


                                   ARTICLE 5.

                       CONDITIONS TO BUYER'S PERFORMANCE.
                       ----------------------------------

         Absent a waiver in writing, all obligations of the Buyer under this Agreement are subject to satisfaction of the following conditions on or before the Closing Date:

        5.01. Performance by Seller. Seller shall have performed, satisfied ---------------------- and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

        5.02.   Representations and Warranties True as of the Closing Date.
                -----------------------------------------------------------
Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement shall be true on and as of the Closing Date as though made at that time.

        5.03. Third Party Consents. All consents and approvals required to be -------------------- given by third parties shall have been
obtained  and  Buyer  shall  have  been  furnished  with  appropriate   evidence
reasonably satisfactory to it and its counsel of the granting of such consents and approvals.

        5.04. No Material Adverse Change. During the period from the date of -------------------------- the most recent financial statement to the Closing Date the Seller has not sustained any material loss or damage to its assets, whether or not insured, that materially affect its ability to conduct a material part of its business.

        5.05. Absence of Litigation. No action, suit, or proceeding before any --------------------- court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, or to its consummation, shall have been instituted or threatened against the Seller on or before the Closing Date.

        5.06. Corporate Approvals. The board of directors of Seller and to the -------------------- extent required, the shareholders of
Seller, shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Seller's obligations hereunder on or before the Closing Date.

                                   ARTICLE 6.

                      CONDITIONS OF SELLER'S PERFORMANCE.
                      -----------------------------------

        Absent a waiver in writing, all obligations of Seller hereunder are subject to the satisfaction of the following conditions on or before the Closing
Date:

        6.01.   Representations and Warranties True as of the Closing Date.
                -----------------------------------------------------------
All representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

        6.02. Performance By Buyer. Buyer shall have performed and complied --------------------- with all covenants and agreements and satisfied all conditions required by this Agreement to be performed by Buyer on or before the Closing Date.

        6.03. Corporate Approvals. The board of directors of Buyer shall have -------------------- duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Buyer's obligations hereunder on or before the Closing Date.

        6.04. No Material Adverse Change. During the period from the date of -------------------------- this Agreement to the Closing Date, the Buyer will not have sustained any material loss or damage to its assets, whether or not insured, that materially affect its ability to conduct a material part of its business.

        6.05. Absence of Litigation. No action, suit, or proceeding before any --------------------- court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, or to its consummation, shall have been instituted or threatened against the Buyer on or before the Closing Date.


                                   ARTICLE 7.

                         SELLER'S AND BUYER'S COVENANTS.
                         -------------------------------

        7.01. Conduct of Business. From the date of this Agreement to the -------------------- Closing, Seller shall operate the business as it is currently being conducted without causing detriment thereto, shall maintain in effect all governmental permits and approvals necessary for the operation of the business as it is now being conducted, and shall maintain the relationships with all persons and entities with whom Seller currently is doing business. After the Closing, the Seller's business shall be conducted by Buyer.


        7.02. Buyer's Investigation. Seller shall make available to Buyer at --------------------- all reasonable times all books and records of the business and such other items as may be from time to time requested by Buyer.

                                   ARTICLE 8.

                                 MISCELLANEOUS.
                                 --------------

        8.01. Entire Agreement. This instrument with its attachments ---------------- constitutes the entire agreement between Buyer and Seller respecting the Assets or the sale of the Assets to Buyer by Seller, and any agreement or representation respecting the Assets or their sale by Seller to Buyer not expressly set forth in this instrument is null and void.

        8.02. Notices. Any and all notices or other communications or ------- deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this
Section 8.02 prior to 5:30 p.m. on a business day, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                  If to Buyer, to:

                           Maxwell Group Entertainment, Inc.
                           1501 Broadway, Suite 1807
                           New York, New York 10036
                           Fax: (212) 768-3036

                  If to Seller, to:

                           Clixtix, Inc.
                           1501 Broadway, Suite 1807
                           New York, New York 10036
                           Fax: (212) 768-3036

        8.03. Assignment. This Agreement may not be assigned by either ---------- party to any other person or corporation without the express written consent of the other party to this Agreement.

        8.04. Governing Law. This Agreement shall be governed and all -------------- rights and liabilities under it determined in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

        8.05. Counterparts. This Agreement may be executed in two or more ------------ counterparts, each of which shall be an original, but all of which shall constitute but one Agreement.

        8.06.   Expenses. Each party shall pay all costs and expenses
                -------- incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated herein and hereby.

        8.07. Further Assurances. The parties agree that at any time and from ------------------ time to time after the Closing Date, they will execute and deliver to any other party such further instruments or documents as may be reasonably required to give effect to the transactions contemplated hereunder.




[Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Buyer and the Seller have through their respective duly qualified and authorized officers, signed and delivered this agreement and agree to be bound by the terms hereof as of this 31st day of
                                                               ----
August, 2001.
------


                                        Clixtix, Inc.
                                        A New York corporation



                                        By     /s/ Phyllis Maxwell
                                          ---------------------------
                                          Name:  Phyllis Maxwell
                                          Title: President,
                                                 A Duly Authorized Signatory





                                        Maxwell Groups Entertainment, Inc.


                                        By       /s/ Phyllis Maxwell
                                          ---------------------------
                                          Name: Phyllis Maxwell
                                          Title: President,
                                          A Duly Authorized Signatory

EXHIBIT 21.0
------------


Subsidiaries of the Clixtix, Inc.
---------------------------------


Maxwell Group Entertainment, Inc. - New York corporation

EXHIBIT 23.2
------------





[LETTERHEAD OF MARDEN, HARRISON & KREUTER, CPAs, P.C.]



CONSENT OF INDEPENDENT AUDITORS
-------------------------------



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2002, in the Registration Statement (Form SB-2) and related Prospectus of Clixtix, Inc. and subsidiary (formerly Phyllis Maxwell's Groups, Inc.) for the registration of 1,341,200 shares of its common stock.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

/s/ Marden, Harrison & Kreuter

White Plains, New York
March 25, 2002